SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 22, 2012

Integrated Electrical Services, Inc.
(Exact name of registrant as specified in Charter)

Delaware	001-13783	76-0542208
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4801 Woodway Drive, Suite 200-E
Houston, Texas  77056
(Address of Principal Executive Offices)

Registrant's telephone number, including area code:  (713) 860-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

[ ]	Pre-Commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On February 22, 2012, Integrated Electrical Services, Inc. (the “Company”) received notice (the “Notice”) from The NASDAQ Stock Market of the Company’s non-compliance with NASDAQ Listing Rule 5250(c)(1), following  the Company’s failure to timely file its Quarterly Report on Form 10-Q for the period ended December 31, 2012 (the “Form 10-Q”) with the Securities and Exchange Commission (the “SEC”). The Notice has no immediate effect on the listing or trading of the Company’s common stock on the NASDAQ Global Market.

As previously reported by the Company in its Form 12b-25 filed with the SEC on February 14, 2012, the filing of the Form 10-Q was delayed due to the restatement of the Company’s consolidated financial statements as of and for the fiscal years ended September 30, 2011, 2010 and 2009.  The Company expects to file the restated financial statements and its Form 10-Q by March 30, 2012.  The Company has 60 days from the date of the Notice to submit to NASDAQ its plan to regain compliance.

On February 27, 2012, the Company issued a press release disclosing receipt of the Notice. A copy of the press release is attached as Exhibit 99.1 hereto.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated February 27, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INTEGRATED ELECTRICAL SERVICES, INC.

Date: February 27, 2012	/s/ William L. Fiedler
William L. Fiedler
Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated February 27, 2012.